Exhibit 10.3

EXECUTION VERSION

PARI PASSU INTERCREDITOR AGREEMENT

among

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent for the Credit Agreement Secured Parties

and

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent for the Bridge Facility Secured Parties and the Initial Additional Collateral Agent

and

each additional Authorized Representative from time to time party hereto dated as of April 16, 2020

TABLE OF CONTENTS

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This PARI PASSU INTERCREDITOR AGREEMENT, dated as of April 16, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), Citibank, N.A., as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), Citibank, N.A., as Administrative Agent and as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), Citibank, N.A., as collateral agent for the Bridge Facility Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Bridge Facility Collateral Agent”) and solely in its capacity as Bridge Facility Collateral Agent (the “Initial Additional Collateral Agent”), Citibank, N.A., as Authorized Representative for the Bridge Facility Secured Parties (as each such term is defined below) and each additional Authorized Representative from time to time party hereto for the other Additional Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity, as consented to by the Grantors in the Consent of Grantors.

WHEREAS, Dana Incorporated, a Delaware corporation (the “Company”), has entered into that certain Credit and Guaranty Agreement, dated as of June 9, 2016 (as amended by Amendment No. 1 to Credit and Guaranty Agreement, dated as of August 17, 2017, Amendment No. 2 to Credit and Guaranty Agreement, dated as of February 28, 2019, Amendment No. 3 to Credit and Guaranty Agreement, dated as of August 30, 2019, Letter Amendment, dated as of November 22, 2019, Amendment No. 4 to Credit and Guaranty Agreement, dated as of the date hereof, and as further amended, restated, amended and restated, extended, refinanced, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company as the Term Loan Borrower and a Revolving Credit Borrower, Dana International Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, the Designated Subsidiaries referred to therein as Revolving Credit Borrowers, the Guarantors from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent (in such capacity and together with its successors in such capacity, the “Credit Agreement Administrative Agent”), and the other parties thereto (each capitalized term not otherwise defined herein, as defined in the Credit Agreement).

WHEREAS the Company has entered into that certain 364-Day Bridge and Guaranty Agreement dated as of April 16, 2020 (as amended, restated, amended and restated, extended, refinanced, replaced, supplemented or otherwise modified from time to time, the “Bridge Facility Agreement”), among the Company, as Borrower (as defined in the Bridge Facility Agreement), the Guarantors (as defined in the Bridge Facility Agreement) from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent (in such capacity and together with its successors in such capacity, the “Bridge Facility Administrative Agent”), and the other parties thereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
Definitions

Section 1.01     Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement, or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Collateral Agent” means the Initial Additional Collateral Agent for so long as the sum of the aggregate principal amount outstanding under the Bridge Facility Agreement plus the aggregate amount of unused Commitments (as defined in the Bridge Facility Agreement) thereunder constitute the largest principal amount of any then outstanding Series of Additional Obligations, and, thereafter, the Collateral Agent for the Series of Additional Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Obligations.

“Additional Documents” means, with respect to the Bridge Facility Obligations or any Series of Additional Senior Class Debt, the credit agreement, notes, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Bridge Facility Loan Documents and the Additional Security Documents and each other agreement entered into for the purpose of securing the Bridge Facility Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the indebtedness thereunder (other than the Bridge Facility Obligations) has been designated as Additional Obligations pursuant to Section 5.13 hereto.

“Additional Obligations” means all amounts owing by any Grantor to any Additional Secured Party (including the Bridge Facility Secured Parties) pursuant to the terms of any Additional Document (including the Bridge Facility Loan Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest and fees accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional Document, whether or not such interest and fees are an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages, letter of credit commissions, and other liabilities, and guarantees of the foregoing amounts. For the avoidance of doubt, Additional Obligations shall include the Bridge Facility Obligations.

“Additional Secured Party” means the holders of any Additional Obligations and any Authorized Representative with respect thereto, and shall include the Bridge Facility Secured Parties.

“Additional Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Additional Obligations.

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 5.16.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earliest of (x) the Discharge of Credit Agreement Obligations, (y) the Credit Agreement Reduction Date and (z) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Administrative Agent and (ii) from and after the earliest of (x) the Discharge of Credit Agreement Obligations, (y) the Credit Agreement Reduction Date and (z) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Collateral Agent” means (i) until the earliest of (x) the Discharge of Credit Agreement Obligations, (y) the Credit Agreement Reduction Date and (z) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earliest of (x) the Discharge of Credit Agreement Obligations, (y) the Credit Agreement Reduction Date and (z) the Non-Controlling Authorized Representative Enforcement Date, the Additional Collateral Agent.

“Applicable Creditor” has the meaning assigned to such term in Section 5.16(b).

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Credit Agreement Administrative Agent, (ii) in the case of the Bridge Facility Obligations or the Bridge Facility Secured Parties, the Bridge Facility Administrative Agent, and (iii) in the case of any other Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar applicable foreign law for the relief of debtors from time to time in effect.

“Borrowers” means the Borrowers (as defined in the Credit Agreement), the Borrower (as defined in the Bridge Facility Agreement) and any borrower or issuer of any Series of Additional Senior Class Debt; and “Borrower” means any of them.

“Bridge Facility Administrative Agent” has the meaning assigned to such term in the recitals to this Agreement.

“Bridge Facility Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Bridge Facility Collateral Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Bridge Facility Collateral Documents” means the “Collateral Documents” as defined in the Bridge Facility Agreement and each other agreement entered into in favor of the Bridge Facility Collateral Agent for the purpose of securing any Bridge Facility Obligations.

“Bridge Facility Loan Documents” means the “Loan Documents” as defined in the Bridge Facility Agreement.

“Bridge Facility Obligations” means the “Obligations” as defined in the Bridge Facility Agreement.

“Bridge Facility Secured Parties” means the “Secured Parties” as defined in the Bridge Facility Agreement.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure one or more Series of Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Bridge Facility Obligations, the Bridge Facility Collateral Agent and (iii) in the case of the Additional Obligations (other than the Bridge Facility Obligations), the applicable Additional Collateral Agent.

“Company” has the meaning assigned to such term in the preamble of this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Credit Agreement Administrative Agent” has the meaning assigned to such term in the recitals to this Agreement.

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Credit Agreement Collateral Documents” means the “Collateral Documents” as defined in the Credit Agreement and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations.

“Credit Agreement Obligations” means all “Obligations” as defined in the Credit Agreement.

“Credit Agreement Reduction Date” means any date on which (a) the aggregate principal amount of the loans outstanding under the Credit Agreement plus the aggregate principal amount of any unused commitments under the Credit Agreement is less than $50 million and (b) the outstanding principal amount of any Series of Additional Obligations plus the aggregate principal amount of any unused commitment thereunder are greater than the amount described in clause (a) as of such date.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Credit Agreement Loan Documents” means the “Loan Documents” as defined in the Credit Agreement.

“Default” means a “Default” (or similarly defined term) as defined in any Secured Credit Document.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Obligations, the date on which such Series of Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, the occurrence of all of the following:

(a)     termination or expiration of all commitments to extend credit that would constitute Credit Agreement Obligations;

(b)     payment in full in cash of the principal of and interest and premium (if any) on all such Credit Agreement Obligations (other than any undrawn letters of credit or obligations under Cash Management Obligations, Other Secured Agreements or Secured Hedge Agreements not yet due and payable);

(c)     termination, expiration, cash collateralization or other credit support including by backstopping with other letters of credit (at the lower of (i) 105% of the aggregate undrawn amount, and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Credit Agreement Loan Documents), or other arrangements reasonably satisfactory to the relevant issuing bank having been made, in each case with respect to all outstanding letters of credit constituting Credit Agreement Obligations;

(d)     termination or expiration of all Obligations under Cash Management Obligations, Other Secured Agreements or Secured Hedge Agreements, the Obligations under which would constitute Credit Agreement Obligations or arrangements with respect thereto reasonably satisfactory to the applicable Credit Agreement Secured Parties having been made; and

(e)     payment in full in cash of all other such Credit Agreement Obligations that are outstanding and unpaid at the time the other events described in clauses (a) through (d) above occur (other than any letters of credit or obligations under Cash Management Obligations, Other Secured Agreements or Secured Hedge Agreements not yet due and payable described in clauses (c) and (d) above, or contingent indemnification obligations which are not then due and payable); provided that in the case of any such contingent indemnification obligations as to which the applicable Authorized Representative or any applicable Secured Party has made a claim which has not been satisfied, such obligations have been cash collateralized in an amount sufficient in the reasonable judgment of such Authorized Representative or Secured Party to satisfy such claim; provided, further, that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional Obligations secured by Shared Collateral under an Additional Document which has been designated in writing by the Credit Agreement Administrative Agent (under the Credit Agreement so Refinanced) or by the Borrower, in each case, to the Additional Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Grantors” means the Company, each Borrower and each Guarantor which has granted, pledged or charged a security interest pursuant to any Security Document to secure any Series of Obligations (including any Subsidiary which becomes a party to this Agreement as contemplated by Section 5.13).

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Collateral Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1)

any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)

any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (except for any voluntary liquidation, dissolution or other winding up to the extent permitted by the applicable Secured Credit Document);

(3)

any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to the Company or any other Grantor or any of its assets, in each case to the extent not permitted under the Credit Agreement Loan Documents and the Bridge Facility Loan Documents; or

(4)

any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex II hereto required to be delivered by an Authorized Representative to each Collateral Agent and each Authorized Representative pursuant to Section 5.13 hereof in order to establish an additional Series of Additional Obligations or a Refinancing of any Series of Obligations, designate the applicable Authorized Representative with respect thereto, and add Additional Secured Parties hereunder.

“Judgment Currency” has the meaning assigned to such term in Section 5.16(b).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest therein and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Obligations (including, without limitation, the aggregate amount of any unused commitments thereunder that constitutes the largest outstanding principal amount) of any then outstanding Series of Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Document; provided that, such Event of Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) shall be continuing at the end of such 180-day period; provided, further that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Credit Agreement Administrative Agent or the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) the Bridge Facility Obligations and (iii) each other Series of Additional Obligations.

“Possessory Collateral” means any Shared Collateral in the possession of the Applicable Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Security Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that pursuant to the Secured Credit Documents continue to accrue after the commencement of any Insolvency or Liquidation Proceeding whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means a “Permitted Refinancing” (or equivalent term under any Additional Documents (other than the Bridge Facility Loan Documents) as defined in the applicable Secured Credit Document. “Refinanced” and “Refinancing” have correlative meanings.

“Responsible Officer” has the meaning assigned to such term in the Credit Agreement.

“Secured Credit Document” means (i) the Credit Agreement and each other Credit Agreement Loan Document, (ii) the Bridge Facility Agreement and each other Bridge Facility Loan Document, and (iii) each Additional Document.

“Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Bridge Facility Secured Parties and (iii) the Additional Secured Parties with respect to each other Series of Additional Obligations.

“Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents, (ii) the Bridge Facility Collateral Documents and (iii) any agreement, instrument or document entered into in favor of any Additional Collateral Agent (other than the Bridge Facility Collateral Agent) for purposes of securing any Series of Additional Obligations (other than the Bridge Facility Obligations).

“Series” means (a) with respect to the Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Bridge Facility Secured Parties (in their capacities as such), and (iii) the Additional Secured Parties (other than the Bridge Facility Secured Parties) that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Secured Parties) and (b) with respect to any Obligations, each of (i) the Credit Agreement Obligations, (ii) the Bridge Facility Obligations, and (iii) the Additional Obligations incurred pursuant to any Additional Document (other than the Bridge Facility Loan Documents), which pursuant to any Joinder Agreement are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Obligations hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of less than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

Section 1.02     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vi) the term “or” is not exclusive.

Section 1.03     Impairments. It is the intention of the Secured Parties of each Series that the holders of Obligations of such Series (and not the Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (y) any of the Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations but junior to the security interest of any other Series of Obligations or (ii) the existence of any Collateral for any other Series of Obligations that is not Shared Collateral (any such condition referred to in the foregoing clause (i) or (ii) with respect to any Series of Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any Mortgaged Property (as defined in the Credit Agreement) which applies to all Obligations shall not be deemed to be an Impairment of any Series of Obligations. In the event of any Impairment with respect to any Series of Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Obligations, and the rights of the holders of such Series of Obligations (including, without limitation, the right to receive distributions in respect of such Series of Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Obligations subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Obligations or the Security Documents governing such Obligations shall refer to such obligations or such documents as so modified.

Article II
Priorities and Agreements with Respect to Shared Collateral

Section 2.01     Priority of Claims.

(a)     Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent or any Secured Party is taking action to enforce rights or remedies in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Company or any other Grantor or any Secured Party receives any payment pursuant to any other intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Secured Party on account of such enforcement rights or remedies or received by the Applicable Collateral Agent or any Secured Party pursuant to any other such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution or payment (subject, in the case of any such distribution, payment or proceeds to the sentence immediately following) to which the Obligations are entitled under any other intercreditor agreement (other than this Agreement) (all insurance proceeds, all proceeds of any sale, collection, or other liquidation of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”) shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent and each Authorized Representative (in its capacity as such) on a ratable basis pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents; provided, that following the commencement of any Insolvency or Liquidation Proceeding with respect to the Company or any other Grantor, solely for purposes of this Section 2.01(a) and not any other documents governing Obligations, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of Obligations of each Series of Obligations shall include only the maximum amount of Post-Petition Interest allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceedings; and (iii) THIRD, after payment of all Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of this Section 2.01(a), any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Section 2.01(a), such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral upon which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.

(b)     It is acknowledged that the Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Series.

(c)     Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Secured Party hereby agrees that the Liens securing each Series of Obligations on any Shared Collateral shall be for the ratable benefit of the Secured Parties with respect to the Shared Collateral and each Secured Party ranks and will rank equally in priority with the other Secured Parties.

(d)     Notwithstanding anything in this Agreement or any other Secured Credit Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the Credit Agreement Collateral Agent pursuant to Section 2.03(g) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

Section 2.02     Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)     Only the Applicable Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, no Additional Secured Party shall, or shall instruct any Collateral Agent to, and neither the Additional Collateral Agent nor any other Collateral Agent that is not the Applicable Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral), whether under any Additional Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent, acting in accordance with the Credit Agreement Collateral Documents (or any Person authorized by it), shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b)     With respect to any Shared Collateral at any time when the Additional Collateral Agent is the Applicable Collateral Agent, (i) the Applicable Collateral Agent shall act only on the written instructions of the Applicable Authorized Representative, (ii) the Applicable Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Applicable Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Additional Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.

(c)     Notwithstanding the equal priority of the Liens securing each Series of Obligations, the Applicable Collateral Agent (in the case of the Additional Collateral Agent, acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Secured Party, the Applicable Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral. The Applicable Collateral Agent (in the case of the Additional Collateral Agent, acting on the instructions of the Applicable Authorized Representative) shall have the right, but not the obligation, to bring suit or take any other available enforcement action in its own name to enforce the Shared Collateral and, if the Applicable Collateral Agent shall commence any such suit or take any such action, each other Collateral Agent shall, at the request of the Applicable Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Applicable Collateral Agent in aid of such enforcement.

(d)     Each of the Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Secured Parties on all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

Section 2.03     No Interference; Payment Over.

(a)     Each Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any other intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding, any claim against the Applicable Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent, any Applicable Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Applicable Collateral Agent or any other Secured Party to enforce this Agreement.

(b)     Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any other intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

Section 2.04     Automatic Release of Liens.

(a)     If at any time any Shared Collateral is transferred to a third party or otherwise disposed of in accordance with the provisions of this Agreement or the Applicable Authorized Representative or Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b)     Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section 2.04.

Section 2.05     Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)     This Agreement shall continue in full force and effect notwithstanding the commencement and continuance of any proceeding under the Bankruptcy Code or any Bankruptcy Law by or against the Company or any of its Subsidiaries. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

(b)     If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other applicable Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any applicable provision of any other applicable Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Secured Party (other than any Controlling Secured Party or Authorized Representative of any Controlling Secured Party) agrees that it will not raise, join or support any objection to, and will waive any claim it may have with respect to, any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Authorized Representative of any Controlling Secured Party with respect to such Shared Collateral shall then oppose or object (or join in any objection) to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement (other than any Liens of the Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Series or their Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.

Section 2.06     Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference or other avoidance action under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Obligations shall again have been paid in full in cash.

Section 2.07     Insurance. As between the Secured Parties, the Applicable Collateral Agent (and in the case of the Additional Collateral Agent, acting at the written direction of the Applicable Authorized Representative) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

Section 2.08     Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of, any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness, if not already a party hereto, shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

Section 2.09     Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)     The Credit Agreement Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Credit Agreement Collateral Agent is not the Applicable Collateral Agent, the Credit Agreement Collateral Agent shall promptly deliver all Possessory Collateral to the applicable Additional Collateral Agent together with any necessary endorsements (or otherwise allow the applicable Additional Collateral Agent to obtain control of such Possessory Collateral). The Company shall take such further action as is reasonably required or advisable to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer in a manner contemplated by Section 9.04(b) of the Credit Agreement or the Bridge Facility Agreement, except, in each case, for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct or gross negligence or as otherwise set forth therein as determined by a court of competent jurisdiction in a final, non-appealable judgment.

(b)     The Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c)     The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties thereon.

(d)     The agreement of the Applicable Collateral Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 2.09 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

Section 2.10     Amendments to Security Documents.

(a)     Without the prior written consent of the Credit Agreement Collateral Agent, the Additional Collateral Agent agrees that no Additional Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional Security Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b)     Without the prior written consent of the Additional Collateral Agent, the Credit Agreement Collateral Agent agrees that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c)     In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Company.

Article III
Existence and Amounts of Liens and Obligations

Section 3.01     Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination.

Article IV
The Applicable Collateral Agent

Section 4.01     Authority.

(a)     Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01.

(b)     In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the relevant Security Documents, as applicable, pursuant to which the Applicable Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Obligations for which such Collateral constitutes Shared Collateral.

Section 4.02     Rights as a Secured Party.

The Person serving as the Applicable Authorized Representative and/or Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Applicable Authorized Representative and/or Applicable Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties,” “Bridge Facility Secured Party,” “Bridge Facility Secured Parties,” “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Authorized Representative and/or Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may but is not required to accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Authorized Representative hereunder and without any duty to account therefor to any other Secured Party.

Section 4.03     Exculpatory Provisions. The Applicable Authorized Representative and each Applicable Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other applicable Secured Credit Documents, and, with respect to the Initial Additional Collateral Agent, in the Bridge Facility Loan Documents (subject in each case to the benefits, immunities, indemnities, privileges, protections and rights of such Initial Additional Collateral Agent pursuant to the Bridge Facility Loan Documents). Without limiting the generality of the foregoing, the Applicable Authorized Representative and the Applicable Collateral Agent, in each case, from time to time:

(a)     shall not be subject to any fiduciary duties and/or any implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b)     shall not have any duty to take any discretionary action or exercise any discretionary powers (including providing any request, consent, approval waiver or authorization); provided that such Applicable Authorized Representative and such Applicable Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Authorized Representative to liability or that is contrary to this Agreement or applicable law;

(c)     shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Authorized Representative and/or Applicable Collateral Agent or any of its Affiliates in any capacity;

(d)     shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or (2) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. The Applicable Authorized Representative and Applicable Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Obligations unless and until written notice describing such Event of Default and referencing applicable agreement is given to the Applicable Authorized Representative and Applicable Collateral Agent at its address as provided in Section 5.01;

(e)     shall not be liable under or in connection with this Agreement or any Secured Credit Document for indirect, special, incidental, punitive, or consequential losses or damages of any kind whatsoever, including, but not limited to, lost profits, whether or not foreseeable, even if the Applicable Authorized Representative or Applicable Collateral Agent has been advised of the possibility thereof and regardless of the form of action;

(f)     shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Security Document, (2) the contents of any certificate, opinion, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents (including the preparation or filing of financing statements), (5) the value or the sufficiency of any Collateral for any Series of Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to such Applicable Authorized Representative or Applicable Collateral Agent;

(g)     shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any Secured Credit Document to which it is a party unless and until it has received indemnity and/or security satisfactory to it form the applicable holders of the Series of Obligations against such risk or liability, or be required to take any action that is contrary to this Agreement, any Secured Credit Document or applicable law;

(h)     shall in no event be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; and

(i)     need not segregate money held hereunder from other funds except to the extent required by law. The Applicable Authorized Representative and each Applicable Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement, to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Applicable Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Applicable Collateral Agent, it is understood that in all cases the Applicable Collateral Agent shall be fully justified in declining or refusing to take any such discretionary action if it shall not have received written instruction, advice or concurrence of the Applicable Authorized Representative in respect of such action (in each case as applicable). The Applicable Collateral Agent shall have no liability for any failure or delay in taking any actions contemplated above as a result of a failure or delay on the part of the applicable Secured Parties to provide such instruction, advice or concurrence. The Applicable Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Secured Credit Documents in accordance with a request of the Applicable Authorized Representative, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Secured Parties including all Additional Secured Parties. This provision is intended solely for the benefit of the Applicable Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

Section 4.04     Collateral and Guaranty Matters. Each of the Secured Parties irrevocably authorizes the Applicable Collateral Agent to

(a)     release any Lien on any property granted to or held by such Collateral Agent under any Security Document in accordance with Section 2.04 or upon receipt of a certificate from an officer of the Company stating that the release of such Lien is not prohibited by the terms of each then extant Secured Credit Document, on which the Collateral Agent may conclusively rely; and

(b)     release any Grantor from its obligations under the Collateral Documents upon receipt of a certificate from an officer of the Company stating that such release is not prohibited by the terms of each then extant Secured Credit Document, on which the Collateral Agent may conclusively rely.

The Applicable Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral; nor shall the Applicable Collateral Agent have any duty (i) to see to any recording, filing or depositing of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind; provided, however, that, without limiting the foregoing, pursuant to Section 9-509(d)(i) of the UCC, each Authorized Representative (as instructed by relevant Secured Parties), on behalf of itself and the relevant Secured Parties, irrevocably directs the Applicable Collateral Agent to authorize the filing by any Applicable Authorized Representative (but without imposing an obligation on such Applicable Authorized Representative to do so) of any amendment to any financing statement (which authorization is hereby deemed given by the Applicable Collateral Agent).

Section 4.05     Delegation of Duties. The Applicable Authorized Representative and/or the Applicable Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents appointed by the Applicable Authorized Representative and/or Applicable Collateral Agent, and such Applicable Authorized Representative or Applicable Collateral Agent shall not be responsible to any other Secured Party for any misconduct or negligence on the part of such sub-agent appointed with due care. The Applicable Authorized Representative and/or Applicable Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article IV shall apply to any such sub-agent and to the Affiliates of the Applicable Authorized Representative and/or Applicable Collateral Agent and any such sub-agent; provided, however that in no event shall any Applicable Authorized Representative or Applicable Collateral Agent be responsible or liable to any other Secured Party for any misconduct or negligence on the part of any such sub-agent appointed with due care.

Section 4.06     Instruction Required. Any action hereunder on the part of any Additional Collateral Agent to be exercised or performed shall only be exercised or performed if the Additional Collateral Agent receives written instructions from the Applicable Authorized Representative acting on behalf of the applicable Additional Secured Parties in accordance with and subject to the terms of the applicable Additional Documents.

No Additional Collateral Agent shall be under any obligation to exercise any of the rights or powers vested in it by the applicable Additional Documents or this Agreement at the request or direction of any of the Applicable Authorized Representative acting on behalf of the applicable Secured Parties pursuant to this Agreement or the applicable Additional Documents, unless the applicable Secured Parties shall have offered to such Additional Collateral Agent security and/or indemnity satisfactory to such Additional Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 4.07     Reliance. The Applicable Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Applicable Collateral Agent also may (but shall not be obligated to) rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Applicable Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in reliance upon the advice of any such counsel, accountants or experts.

Section 4.08     Non-Reliance on Collateral Agents. Each Authorized Representative (as instructed (or deemed instructed) by the relevant Secured Parties) acknowledges that the Collateral Agents have not made any representation or warranty to it, and that no act by a Collateral Agent hereafter taken, shall be deemed to constitute any representation or warranty by such Collateral Agent to any Authorized Representative or to any Secured Party. Each Authorized Representative (as instructed (or deemed instructed) by relevant Secured Parties) on behalf of each relevant Secured Parties acknowledges that it has, independently and without reliance upon the applicable Collateral Agent or any of its Affiliates and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Company, the value of and title to any Collateral, and all applicable laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and the Security Documents to which it is a party. Each Authorized Representative (as instructed (or deemed instructed) by the relevant Secured Parties) also acknowledges that it will, independently and without reliance upon a Collateral Agent or any of its Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the Security Documents or any related agreement or any document furnished hereunder or thereunder.

Section 4.09     Rights of Collateral Agents. In acting hereunder, each Collateral Agent shall be entitled to the same rights, privileges, immunities, and indemnities granted to the Applicable Collateral Agent under the terms of this Article IV. Notwithstanding anything in this Agreement to the contrary, in the event any claim of inconsistency between this Agreement, on the one hand, and the terms of any Security Document, on the other hand, arises with respect to the duties, liabilities and rights of any Collateral Agent, the terms of this Agreement shall control.

Article V
Miscellaneous

Section 5.01     Notices. All notices and other communications provided for herein (including, but not limited to, all the direction and instructions to be provided to the Applicable Authorized Representative and/or Applicable Collateral Agent herein by the Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic transmission, as follows:

(a)     if to the Credit Agreement Collateral Agent, the Authorized Representative for the Credit Agreement Secured Parties or the Credit Agreement Administrative Agent, to it at Citibank, N.A., 1615 Brett Rd New Castle, DE 19720, Attn: Agency Operations, Telephone: (302) 894-6010, Facsimile: (646) 274-5080, Email: glagentofficeops@citi.com, as well as to Shearman & Sterling LLP, counsel to the Credit Agreement Collateral Agent, the Authorized Representative for the Credit Agreement Secured Parties or the Credit Agreement Administrative Agent, at its address at 599 Lexington Avenue, New York, New York 10022, fax number (212) 848-7179, Attention: Maura O’Sullivan, Esq.;

(b)     if to the Bridge Facility Collateral Agent, the Initial Additional Collateral Agent, the Bridge Facility Authorized Representative or the Bridge Facility Administrative Agent, to it at Citibank, N.A., 1615 Brett Rd New Castle, DE 19720, Attn: Agency Operations, Telephone: (302) 894-6010, Facsimile: (646) 274-5080, Email: glagentofficeops@citi.com, as well as to Shearman & Sterling LLP, counsel to the Initial Additional Collateral Agent, the Bridge Facility Authorized Representative or the Bridge Facility Administrative Agent, at its address at 599 Lexington Avenue, New York, New York 10022, fax number (212) 848-7179, Attention: Maura O’Sullivan, Esq.;

(c)     if to any other Additional Collateral Agent or Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement; and

(d)     if to the Company and/or any of the Grantors, to the applicable party at

Dana Incorporated

3939 Technology Drive

Maumee, Ohio 43537

Attention: Timothy R. Kraus, Treasurer

E-mail: timothy.kraus@dana.com

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Notices and other communications sent by electronic transmission, hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.

Section 5.02     Waivers; Amendment; Joinder Agreements.

(a)     No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)     Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative, each Collateral Agent and the Company.

(c)     Notwithstanding the foregoing, without the consent of any Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional Secured Parties and Additional Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Additional Security Documents applicable thereto.

(d)     Notwithstanding the foregoing, without the consent of any other Authorized Representative or Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary or advisable to reflect any incurrence of any Additional Obligations in compliance with the Credit Agreement and the other Secured Credit Documents. Each party to this Agreement agrees that (i) at the reasonable request (and sole expense) of the Company, without the consent of any Secured Party, each of the Authorized Representatives shall execute and deliver an acknowledgment and confirmation of such modifications and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate such modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications) and (ii) the Grantors shall be beneficiaries of this Section 5.02(d).

Section 5.03     Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of which are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 5.04     Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 5.05     Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by electronic mail of a PDF, facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 5.06     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.07     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.08     Submission to Jurisdiction Waivers; Consent to Service of Process. Each party hereto, on behalf of itself and, as applicable, the Secured Parties of the Series for which it is acting, irrevocably and unconditionally:

(a)     submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the Security Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement and/or the Security Documents shall affect any right that any representative may otherwise have to bring any action or proceeding relating to any Secured Credit Document against any Guarantor (as defined in the applicable Secured Credit Document) or its respective properties in the courts of any jurisdiction;

(b)     waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and/or the Security Documents in any court referred to in paragraph (a) of this Section 5.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d)     as it relates to any Grantor, such Grantor designates, appoints and empowers the Company as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and the Company hereby accepts such designation and appointment; and

(e)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages, other than any such right it may have to such claim or recovery in a manner contemplated by Section 9.04(b) of the Credit Agreement or the Bridge Facility Agreement, except, in each case, for loss or damage suffered by such party as a result of its own willful misconduct or gross negligence or as otherwise set forth therein as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Section 5.09     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY SECURED CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY SECURED CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.09 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 5.10     Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.11     Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

Section 5.12     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Company, any other Grantor or any creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement, and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Notwithstanding anything in this Agreement to the contrary (other than Sections 2.04, 2.05, 2.08, 2.09 or Article V), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Secured Credit Document, or permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, Secured Credit Document or (b) obligate the Company or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any Secured Credit Document. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

Section 5.13     Additional Senior Debt. To the extent not prohibited by the provisions of the Secured Credit Documents then in effect, any Borrower (as defined in the applicable Secured Credit Documents) may incur additional indebtedness after the date hereof that is not prohibited by the Secured Credit Documents to be incurred and secured on an equal and ratable basis by the Liens securing the Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien and may be guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional Documents, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt (such Authorized Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (a) through (c) of the immediately succeeding paragraph.

In order for an Additional Senior Class Debt Representative to become a party to this Agreement,

(a)     such Additional Senior Class Debt Representative and the Company shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

(b)     The Company shall have (x) delivered to the Applicable Authorized Representative true and complete copies of each of the Additional Documents relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Company, and (y) identified in a certificate of an authorized officer the obligations to be designated as Additional Obligations and the initial aggregate principal amount or face amount thereof; and

(c)     The Company shall have delivered a certificate representing that such designation of such obligations as Additional Obligations is not prohibited by the Credit Agreement or the Bridge Facility Agreement (or by any Additional Document then in effect).

Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an Additional Senior Class Debt Representative and each Grantor in accordance with this Section 5.13, the Additional Collateral Agent will continue to act in its capacity as Additional Collateral Agent in respect of the then existing Authorized Representatives (other than the Credit Agreement Administrative Agent) and such additional Authorized Representative. The execution and delivery of such instrument shall not require the consent of any party hereunder.

Section 5.14     Agent Capacities. Except as expressly provided herein or in the Credit Agreement Collateral Documents, Citibank, N.A., is acting in the capacities of Credit Agreement Administrative Agent and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Bridge Facility Collateral Documents, Citibank, N.A. is acting in the capacity of Bridge Facility Collateral Agent solely for the Bridge Facility Secured Parties. Except as expressly provided herein or in the applicable Additional Security Documents (other than the Bridge Facility Security Documents), each Additional Collateral Agent (other than the Initial Additional Collateral Agent) is acting in the capacity as Collateral Agent solely for the Additional Secured Parties (other than the Bridge Facility Secured Parties). Except as expressly set forth herein, no Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents. Each Collateral Agent and Authorized Representative shall be entitled to the rights, privileges, immunities and indemnities granted to it, respectively, under its applicable Secured Credit Documents and the applicable Security Documents.

Section 5.15     Integration. This Agreement together with the other Secured Credit Documents and the Security Documents represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, each Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Security Documents.

Section 5.16     Conversion of Currencies.

(a)     If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)     The obligations of the Company or other Grantors in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company and other Grantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor in the Agreement Currency, the Applicable Creditor shall refund the amount of such excess to the Company or such Grantor, as applicable. The obligations of the parties contained in this Section 5.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 5.17     Further Assurances. The Credit Agreement Collateral Agent, on behalf of itself in such capacity and the Credit Agreement Secured Parties for whom it acts as collateral agent under the Credit Agreement Loan Documents, the Bridge Facility Collateral Agent, on behalf of itself in such capacity and the Bridge Facility Secured Parties for whom it acts as collateral agent under the applicable Bridge Facility Loan Documents and each Additional Collateral Agent, on behalf of itself in such capacity and the Additional Secured Parties for whom it acts as collateral agent under the Additional Documents, severally agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of and the priorities contemplated by this Agreement.

Section 5.18     Junior Lien Intercreditor Agreements. Each Collateral Agent and Authorized Representative hereby appoint the Applicable Collateral Agent at any time hereunder to act as collateral agent on their behalf pursuant to and in connection with the execution of any intercreditor agreements governing any Liens on the Shared Collateral junior to Liens securing the Obligations. The Collateral Agent, solely in such capacity under any such intercreditor agreements, shall take direction from the Applicable Authorized Representative with respect to the Shared Collateral. The Applicable Authorized Representative at any time hereunder shall act, or appoint an agent to act, as the first-priority “Administrative Agent” (or any other equivalent term on behalf of the Secured Parties) for purposes of any such junior lien intercreditor agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A.,

as Credit Agreement Collateral Agent

By:     /s/ Matthew Burke
Name: Matthew Burke
Title: Vice President

CITIBANK, N.A.,

as Administrative Agent and Authorized

Representative for the Credit Agreement Secured

Parties

By:     /s/ Matthew Burke
Name: Matthew Burke
Title: Vice President

CITIBANK, N.A.,

as Bridge Facility Collateral Agent and as the Initial

Additional Collateral Agent

By:      /s/ Matthew Burke
Name: Matthew Burke
Title: Vice President

CITIBANK, N.A.,

as Administrative Agent and Authorized

Representative for the Bridge Facility Secured

Parties

By:     /s/ Matthew Burke
Name: Matthew Burke
Title: Vice President

[Signature Page – Pari Passu Intercreditor Agreement]

Annex I

[Form of]

Consent of Grantors

Dated: [____________]

Reference is made to the PARI PASSU INTERCREDITOR AGREEMENT, dated as of April 16, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), Citibank, N.A., as collateral agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), Citibank, N.A., as Administrative Agent and Authorized Representative for the Credit Agreement Secured Parties, Citibank, N.A., as collateral agent for the Bridge Facility Secured Parties (in such capacity and together with its successors in such capacity, the “Bridge Facility Collateral Agent”) and solely in its capacity as Bridge Facility Collateral Agent (the “Initial Additional Collateral Agent”), Citibank, N.A., as Administrative Agent and Authorized Representative for the Bridge Facility Secured Parties and each additional Authorized Representative from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the Grantors party hereto has read the foregoing Intercreditor Agreement and consents thereto. Each of the Grantors party hereto agrees that it will not take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. Each of the Grantors party hereto confirms that the foregoing Intercreditor Agreement is for the sole benefit of the Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Each of the Grantors party hereto agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent of Grantors shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Grantors pursuant to this Consent of Grantors shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

[Signatures follow.]

IN WITNESS HEREOF, this Consent of Grantors is hereby executed by each of the Grantors as of the date first written above.

DANA INCORPORATED, as the Company and as

a Grantor

By

Name:

Title:

DANA INTERNATIONAL LUXEMBOURG S.À R.L., as a Grantor

By

Name:

Title:

DANA LIMITED

DANA AUTOMOTIVE SYSTEMS GROUP, LLC

DANA DRIVESHAFT PRODUCTS, LLC

DANA DRIVESHAFT MANUFACTURING,

LLC

DANA LIGHT AXLE PRODUCTS, LLC

DANA LIGHT AXLE MANUFACTURING, LLC

DANA SEALING PRODUCTS, LLC

DANA SEALING MANUFACTURING, LLC

DANA STRUCTURAL PRODUCTS, LLC

DANA STRUCTURAL MANUFACTURING,

LLC

DANA THERMAL PRODUCTS, LLC

DANA HEAVY VEHICLE SYSTEMS GROUP,

LLC

DANA COMMERCIAL VEHICLE PRODUCTS,

LLC

DANA COMMERCIAL VEHICLE

MANUFACTURING, LLC

SPICER HEAVY AXLE & BRAKE, INC.

DANA OFF HIGHWAY PRODUCTS, LLC

DANA WORLD TRADE CORPORATION

DANA AUTOMOTIVE AFTERMARKET, INC.

DANA GLOBAL PRODUCTS, INC.

DANA EMPLOYMENT, INC.

DANA RUSSIA HOLDINGS, INC.

[Pari Passu Secured Party Consent]

WARREN MANUFACTURING LLC

DANA FINANCIAL SERVICES US CORP.

FAIRFIELD MANUFACTURING COMPANY,

INC., as Grantors

By

Name:

Title:

[Pari Passu Secured Party Consent]

Annex II

[Form of]

Joinder Agreement

[FORM OF] JOINDER AGREEMENT NO. [ ] dated as of [ ], 20[ ] (this “Joinder Agreement”) to the PARI PASSU INTERCREDITOR AGREEMENT, dated as of April 16, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), Citibank, N.A., as collateral agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), Citibank, N.A., as Administrative Agent and Authorized Representative for the Credit Agreement Secured Parties, Citibank, N.A., as collateral agent for the Bridge Facility Secured Parties (in such capacity and together with its successors in such capacity, the “Bridge Facility Collateral Agent”) and solely in its capacity as Bridge Facility Collateral Agent (the “Initial Additional Collateral Agent”), Citibank, N.A., as Administrative Agent and Authorized Representative for the Bridge Facility Secured Parties and each additional Authorized Representative from time to time party thereto.

A.     Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.     Section 5.13 of the Intercreditor Agreement provides that an Additional Senior Class Debt Representative may become an Authorized Representative, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the Intercreditor Agreement, upon the execution and delivery by the Additional Senior Class Debt Representative of an instrument substantially in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.13 of the Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement and the Security Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1     In accordance with Section 5.13 of the Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Senior Class Debt Parties that it represents as Additional Secured Parties. Each reference to an “Authorized Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

ANNEX II

SECTION 2     The New Representative represents and warrants to each Collateral Agent, each Authorized Representative and the other Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee] under [describe new debt facility], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (iii) it agrees on its own behalf and on behalf of the Additional Senior Class Debt Parties to be bound by the terms of the Intercreditor Agreement applicable to holders of Additional Senior Class Debt.

SECTION 3     This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4     Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5     THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6     In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7     All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its address set forth below its signature hereto.

SECTION 8     The Company agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel, in each case as required by the applicable Secured Credit Documents.

[Signature pages follow.]

ANNEX II

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],

as [●] for the holders of [●],

By:

        Name:

        Title:

Address for notices:

Attention of:

Telecopy:

Acknowledged by:

DANA INCORPORATED,

as the Company (for itself and on behalf of each

Grantor)

By:

Name:

Title: